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                                                                   Exhibit j (1)


               Consent of Ernst & Young LLP, Independent Auditors



We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses (Equity 500 Index Fund, Small Cap Index Fund and EAFE Equity Index Fund) and to the incorporation by reference in this Post-Effective Amendment No. 16 to the Registration Statement (Form N-1A)(No. 333-00479) of Deutsche Asset Management VIT Funds of our reports dated February 6, 2002, included in the 2001 Annual Reports to shareholders.

ERNST & YOUNG LLP

Philadelphia, Pennsylvania
April 19, 2002